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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

SUBSIDIARY                                        JURISDICTION OF INCORPORATION
----------                                        -----------------------------

Remington Arms Company, Inc.                      Delaware
Remington International, Ltd.                     Barbados